UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 18, 2019
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05            Costs Associated with Exit or Disposal Activities.

On May 23, 2019, Ascena Retail Group, Inc., a Delaware corporation (“ascena” or the "Company"), filed a Current Report on Form 8-K (the "Original 8-K") announcing that its board of directors approved the wind down of the operations of its Dressbarn brand (“DBI”), including the closure of all of its stores (the “Wind Down”). At such time, ascena was unable to make a good faith determination of an estimate of the amount or range of amounts expected to be incurred in connection with the Wind Down, both with respect to each major type of cost associated therewith and with respect to the total cost. The Company is filing this Current Report on Form 8-K/A to amend the Original 8-K to update the disclosures made therein under Item 2.05.

In connection with the Wind Down, all DBI stores were closed as of December 31, 2019, following which negotiations with certain landlords regarding remaining lease obligations continued. As of the date of this Current Report on Form 8-K/A, those negotiations are substantially complete and termination agreements are in the process of being finalized.

In connection with the Wind Down, the Company expects to incur total charges of approximately $60 million, of which approximately $55 million were recorded from the date of announcement through the three months ended November 2, 2019, and approximately $5 million are expected to be reflected in the three months ended February 1, 2020. The total charges primarily reflect approximately $20 million related to the termination and closure of the DBI stores, approximately $25 million of severance costs, a non-cash impairment charge of approximately $20 million to write-down DBI's headquarters building to its fair market value, and approximately $15 million of professional fees. These charges were offset by approximately $15 million related to the non-cash settlement of lease-related assets and liabilities, and approximately $5 million received from the sale of the DBI intellectual property.

Item 8.01 Other Events.

On February 19, 2020, ascena issued a press release announcing the completion of the Wind Down. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release issued February 19, 2020.

Cautionary Language Concerning Forward-Looking Statements.

Certain information in this Current Report on Form 8-K/A contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. ascena’s Securities and Exchange Commission (“SEC”) filings identify many such risks and uncertainties. The forward-looking information in this Current Report on Form 8-K/A could be affected by many factors, including, without limitation, disruptions in operations, supplier relationships and employee relations given the decision to the Wind Down, unanticipated developments related to the Wind Down, changes in financial markets, interest rates and foreign currency exchange rates, the ability to achieve anticipated cost reductions, the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies, and those additional risks and factors discussed in reports filed with the SEC by ascena from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K. ascena undertakes no duty and has no obligation to update any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: February 19, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)